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                                    EX-10.3
                BIG FOOT FIN. CORP. - EXEC. EMPLOYMENT AGREEMENT


                            BIG FOOT FINANCIAL CORP.
                         EXECUTIVE EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of ______________, 1996 by and between BIG FOOT FINANCIAL CORP., a publicly-held business corporation organized and operating under the laws of the State of Illinois and having an office at 1190 RFD, Long Grove, Illinois 60047-7034 ("Holding Company") and [EXECUTIVE], an individual residing at _________________________________________ ("Executive").

                              W I T N E S S E T H :

          WHEREAS, the Executive currently serves the Holding Company in the capacity of ________________________; and

          WHEREAS, effective as of the date of this Agreement, Fairfield Savings Bank, F.S.B. ("Bank") has converted from a federal savings bank to a federal stock savings bank and has become the wholly-owned subsidiary of the Holding Company; and

          WHEREAS, the Holding Company desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

          WHEREAS, the Executive is willing to continue to serve the Holding Company on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Holding Company and the Executive hereby agree as follows:

          Section 1. Employment.

          The Holding Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          Section 2. Employment Period; Remaining Unexpired Employment Period.

          (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement and ending on the third
(3rd) anniversary date of this Agreement (each, an "Anniversary Date"), plus such extensions, if any, as are provided by the Board of Directors of the Holding Company ("Board") pursuant to section 2(b).


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          (b) Except as provided in section 2(c), beginning on the date of this
Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Holding Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the third (3rd) anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non- extension has been given in accordance with this section 2(b), the third
(3rd) anniversary of the date on which such notice is given; and (ii) in all other cases, the third (3rd) anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of the Executive's employment with the Holding Company for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

          (c) Nothing in this Agreement shall be deemed to prohibit the Holding Company at any time from terminating the Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Holding Company and the Executive in the event of any such termination shall be determined under this Agreement.

          Section 3. Duties.

          The Executive shall serve as [_________] of the Holding Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Holding Company and as are customarily associated with such position. The Executive shall devote his full business time and attention (other than during holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Holding Company and shall use his best efforts to advance the interests of the Holding Company.

          Section 4. Cash Compensation.

          In consideration for the services to be rendered by the Executive hereunder, the Holding Company shall pay to him a salary at an initial annual rate of [_______________________ DOLLARS ($_______)], payable in approximately equal installments in accordance with the Holding Company's customary payroll practices for senior officers. The Board shall review the Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Holding Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.


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          Section 5. Employee Benefit Plans and Programs.

          During the Employment Period, the Executive shall be treated as an employee of the Holding Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, professional financial planning services and tax preparation programs and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Holding Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Holding Company's customary practices.

          Section 6. Indemnification and Insurance.

          (a) During the Employment Period and for a period of six (6) years thereafter, the Holding Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Holding Company or service in other capacities at the request of the Holding Company. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

          (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Holding Company shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any subsidiary or affiliate thereof.

          Section 7. Outside Activities.

          The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Holding Company and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Bank on such terms and conditions as the Holding Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or


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suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Holding Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

          Section 8. Working Facilities and Expenses.

          The Executive's principal place of employment shall be at the Holding Company's executive offices at the address first above written, or at such other location within Lake or Cook County at which the Holding Company shall maintain its principal executive offices, or at such other location as the Holding Company and the Executive may mutually agree upon. The Holding Company shall provide the Executive at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Holding Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement and shall furnish to the Executive for his business use outside the office a personal computer, fax machine and other equipment appropriate to permit the Executive to carry on his assigned duties while away from the office. The Holding Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Holding Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Holding Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Holding Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Holding Company of an itemized account of such expenses in such form as the Holding Company may reasonably require.

          Section 9. Termination of Employment with Severance Benefits.

          (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Holding Company terminates during the Employment Period under any of the following circumstances:

          (i) the Executive's voluntary resignation from employment with the Holding Company within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the position stated in section 3 of this Agreement (or a more senior office of the Holding Company);

               (B) if the Executive is a member of the Board as of the date of this Agreement, the failure of the stockholders of the Holding Company to elect or re-elect the Executive to the Board or the failure of the Board


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          (or the nominating committee thereof) to nominate the Executive for such election or re-election;

               (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Holding Company of its material failure, whether by amendment of the Holding Company's Organization Certificate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

               (D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Holding Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by the Executive, in his discretion, to be satisfactory; or

          (ii) subject to the provisions of section 10, the termination of the Executive's employment with the Holding Company for any other reason not described in section 9(a);

then, the Holding Company shall provide the benefits and pay to the Executive the amounts described in section 9(b).

          (b) Upon the termination of the Executive's employment with the Holding Company under circumstances described in section 9(a) of this Agreement, the Holding Company shall pay and provide to the Executive (or, in the event of his death, to his estate):

          (i) his earned but unpaid compensation as of the date of the termination of his employment with the Holding Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Holding Company's officers and employees;


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          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Holding Company and if, upon the expiration of such coverage, the Executive has received or is eligible to receive pension benefits under a pension plan of the Holding Company or the Bank, a further continuation of such coverage for the remaining lifetimes of the Executive and his spouse;

          (iv) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment, in an amount equal to the present value of the salary that the Executive would have earned if he had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Holding Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Holding Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the excess, if any, of:

               (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Holding Company, if he were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 9(b)(i), (iv), (vii), (viii) and (ix); over


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               (B) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination;

     where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGC Rate");

          (vi) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Holding Company, as if he were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Holding Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

          (vii) the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Holding Company if he had continued working for the Holding Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

               (A) the maximum percentage rate at which an award was ever available to the Executive under such incentive compensation plan; multiplied by

               (B) the salary that would have been paid to the Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Holding Company:

     such payments to be made (without discounting for early payment) within thirty (30) days following the Executive's termination of employment;


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          (viii) to the extent permitted under applicable law, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

               (A) the excess of (I) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over
          (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

               (B) the number of shares with respect to which options or appreciation rights are being surrendered.

     For purposes of this section 9(b)(viii), the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan or program; and

          (ix) to the extent permitted under applicable law, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

               (A) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

               (B) the number of shares which are being surrendered.

     For purposes of this section 9(b)(ix), the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan.

The Holding Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Holding Company and the Executive further agree that the Holding Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Holding Company, the Bank or any subsidiary or affiliate of either of them.


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          Section 10. Termination without Additional Holding Company Liability.

          In the event that the Executive's employment with the Holding Company shall terminate during the Employment Period on account of:

          (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

               (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Executive's termination for cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

               (ii) as soon as practicable, and in any event within five (5) days, after adoption of such resolution, the Board shall furnish to the Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

               (iii) the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen (15) days and no later than thirty (30) days after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

               (iv) within ten (10) days following the end of the Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Executive's employment ("Termination Resolution"); and

               (v) as promptly as practicable, and in any event within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Executive written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;


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          (b) the Executive's voluntary resignation from employment with the
     Holding Company for reasons other than those specified in section 9(a);

          (c) the Executive's death; or

          (d) a determination that the Executive is eligible for long-term disability benefits under the Holding Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Holding Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Holding Company.

          (e) For purposes of section 10(a)(i)(A) or (B), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Holding Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Holding Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Holding Company. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a)(i) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 10(a)(i) above, and specifying the particulars thereof in detail.

          Section 11. Termination Upon or Following a Change of Control.

          (a) A Change of Control of the Holding Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3


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          promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

          (ii) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Holding Company do not belong to any of the following groups:

               (A) individuals who were members of the board of directors of the Holding Company on the date of this Agreement; or

               (B) individuals who first became members of the board of directors of the Holding Company after the date of this Agreement either:

                    (I) upon election to serve as a member of the board of
               directors of the Holding Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the stockholders of the Board to serve as a member of the board of directors of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or


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          other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Holding Company; or

          (v) any event which would be described in section 11(a)(i), (ii),
     (iii) or (iv) if the term "Bank" were substituted for the term "Holding Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or a subsidiary of either of them, by the Holding Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment with the Holding Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

          (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Holding Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Holding Company which is at least as favorable to him; or

          (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

          Section 12. Tax Indemnification.

          (a) This section 12 shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Holding Company or the Bank or "in the ownership of a substantial portion of the assets" of the Holding Company or the Bank within the meaning of section 280G of the Code. If this Section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank to (or for the benefit of) the Executive, the Holding Company shall pay to the Executive an amount equal to X, determined under the following formula:

          X    =                     E x P
                    ------------------------------------
                    1 - [(FI x (1 - SLI)) + SLI + E + M]

               where

          E    =    the rate at which the excise tax is assessed under section
                    4999 of the Code;

          P    =    the amount with respect to which such excise tax is
                    assessed, determined without regard to this section 12;

          FI   =    the highest marginal rate of income tax applicable to the
                    Executive under the Code for the taxable year in question;

          SLI  =    the sum of the highest marginal rates of income tax
                    applicable to the Executive under all applicable state and local laws for the taxable year in question; and

          M    =    the highest marginal rate of Medicare tax applicable to the
                    Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to the Executive on the earlier of (i) the date the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

          (b) Notwithstanding anything in this section 12 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), the Executive or the Holding Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to the Executive under this section 12(b) by the Holding Company, or when reduced by the amount of the payment made to the Holding Company under this section 12(b) by the Executive, equals the amount that should have properly been paid to the Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the

Executive under this section 12, the Executive shall furnish to the Holding Company a copy of each tax return which reflects a liability for an excise tax payment made by the Holding Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

          Section 13. Covenant Not To Compete.

          In the event of his termination of employment with the Holding Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Holding Company (or, if less, for the Remaining Unexpired Employment Period), the Executive shall not, without the written consent of the Holding Company, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity he would be working within one hundred (100) miles of the place where the headquarters of the Holding Company are located on the date of the Executive's termination of employment. For this purpose, a "competitor" is any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity. This section 13 shall not apply if the Executive's employment is terminated without cause or due to death or voluntary resignation as described in section 9(a). If the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 13 shall not apply if (a) the Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Holding Company on substantially the same terms and conditions proposed by the competitor and (b) the Holding Company declines to accept such offer within ten (10) days after such notice is given.

          Section 14. Confidentiality.

          Unless he obtains the prior written consent of the Holding Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Holding Company or any entity which is a subsidiary of the Holding Company or of which the Holding Company is a subsidiary, any material document or information obtained from the Holding Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Holding Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

          Section 15. Solicitation.

          The Executive hereby covenants and agrees that, for a period of one
(1) year following his termination of employment with the Holding Company, he shall not, without the written consent of the Holding Company, either directly or indirectly:

          (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Holding Company, the Bank or any affiliate, as of the date of this Agreement, of either of them;

          (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them, to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business within one hundred (100) miles of the headquarters of the Holding Company, the Bank, or any affiliate, as of the date of this Agreement, of either of them; or

          (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Holding Company to terminate an existing business or commercial relationship with the Holding Company.

          Section 16. No Effect on Employee Benefit Plans or Programs.

          The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Holding Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Holding Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Holding Company from time to time.

          Section 17. Successors and Assigns.

          This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Holding Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred. Failure of the Holding Company to obtain from any successor its express written assumption of the Holding Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

          Section 18. Notices.

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Executive:

               ______________________
               ______________________
               ______________________

          If to the Holding Company:

               Big Foot Financial Corp.
               1190 RFD
               Long Grove, Illinois  60047-7034

               Attention:     Board of Directors -- Non-Employee Directors
                              --------------------------------------------

          with a copy to:

               Thacher Proffitt & Wood
               Two World Trade Center
               New York, New York 10048

               Attention:     W. Edward Bright, Esq.
                              ----------------------

          Section 19. Indemnification for Attorneys' Fees.

          The Holding Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

          Section 20. Severability.

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          Section 21. Waiver.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 22. Counterparts.

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          Section 23. Governing Law.

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of Illinois applicable to contracts entered into and to be performed entirely within the State of Illinois.

          Section 24. Headings and Construction.

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          Section 25. Entire Agreement; Modifications.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          Section 26. Guarantee.

          The Holding Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the employment agreement dated as of ______________________, 1996 between the Bank and the Executive, a copy of which is attached hereto as Exhibit A ("Bank Agreement").

          Section 27. Non-duplication.

          In the event that the Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Holding Company, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Holding Company and all of its direct or indirect subsidiaries.

          Section 28. Required Regulatory Provisions.

          Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Holding Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

          IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.


                                        ____________________________________
                                                       EXECUTIVE


ATTEST:                                 BIG FOOT FINANCIAL CORP.

By ____________________________
           Secretary                    By____________________________________
                                             Name:
                                             Title:
[Seal]

STATE OF ILLINOIS        )
                         : ss.:
COUNTY OF                )

          On this ________ day of ____________________, 1996, before me personally came __________________, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.


                                        ____________________________________
                                                  Notary Public


STATE OF ILLINOIS        )
                         : ss.:
COUNTY OF                )

          On this ________ day of ____________________, 1996, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________________________, that he is a member of the Board of Directors of BIG FOOT FINANCIAL CORP., the Illinois corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                        ____________________________________
                                                  Notary Public